Exhibit 3.17

State of Delaware Secretary of State Division of Corporations Delivered 01:07 PM 11/08/2013 FILED 12:58 PM 11/08/2013 SRV 131288141 – 4608326 FILE

CERTIFICATE OF MERGER

of

CRESTWOOD ARROW ACQUISITION LLC

with and into

ARROW MIDSTREAM HOLDINGS, LLC

November 8, 2013

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), this Certificate of Merger has been duly executed and is filed by the undersigned for the purpose of merging the Constituent Entities (as defined below):

1. The name, jurisdiction of formation and type of entity of each of the domestic limited liability companies and other business entities which arc to merge (together, the “Constituent Entities”) are:

Name of Entity	Jurisdiction of Formation	Type of Entity

Arrow Midstream Holdings, LLC	Delaware	limited liability company
Crestwood Arrow Acquisition LLC	Delaware	limited liability company

2. That certain Agreement and Plan of Merger, dated as of October 8, 2013 (the “Merger Agreement’’), providing for (among other things) the merger of Crestwood Arrow Acquisition LLC, a Delaware limited liability company, with and into Arrow Midstream Holdings, LLC, a Delaware limited liability company, has been approved and executed by each of the Constituent Entities.

3. The name of the surviving entity (the “Surviving Entity”) is Arrow Midstream Holdings, LLC.

4. The certificate of formation of the Surviving Entity, which was originally filed with the Secretary of State of the State of Delaware on October 3, 2008, as in effect immediately prior to the merger, shall be amended in connection with the merger by deleting the “THIRD’’ paragraph thereof in its entirety and revising the “SECOND” paragraph thereof to read in full as follows:

SECOND: The address of the registered office required to be maintained by Section 18-104 of the Act is 2711 Centerville Road, Suite 400, Wilmington. Delaware 19808. The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act arc Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

CERTIFICATE OF MERGER OF CRESTWOOD ARROW ACQUISITION LLC

WITH AND INTO ARROW MIDSTREAM HOLDINGS, LLC

5. The Merger Agreement is on file at a place of business of the Surviving Entity at the following address:

c/o Crestwood Midstream Partners LP

700 Louisiana Street

Suite 2060

Houston, Texas 77002

6. A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of either Constituent Entity.

[Signature Page Follows]

CERTIFICATE OF MERGER OF CRESTWOOD ARROW ACQUISITION LLC

WITH AND INTO ARROW MIDSTREAM HOLDINGS, LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first written above.

ARROW MIDSTREAM HOLDINGS, LLC

By:	/s/ Robert M. Zinke
Name:	Robert M. Zinke
Title:	CEO

SIGNATURE PAGE TO

CERTIFICATE OF MERGER OF CRESTWOOD ARROW ACQUISITION LLC

WITH AND INTO ARROW MIDSTREAM HOLDINGS, LLC